Exhibit 10.27
AGREEMENT


	THIS AGREEMENT is effective this 23rd day of July, 2001 (the "Effective Date"), between CROWN RESOURCES CORPORATION, a Washington corporation ("Crown Resources"), CROWN RESOURCE CORP.
 OF COLORADO, a Colorado corporation ("Crown Colorado"), GOLD TEXAS RESOURCES U.S., INC., a Texas corporation ("Gold Texas")
(collectively "Crown"), and BATTLE MOUNTAIN GOLD COMPANY, a Nevada corporation ("Battle Mountain").

RECITALS

A. Crown and Battle Mountain entered into the Crown Jewel
Venture Agreement, effective as of January 4, 1991, a Memorandum of which was recorded in the Okanogan County records on April 2, 1993, at Volume 109, Page 2132, as amended by the First Amendment to Crown Jewel Venture Agreement, effective May 13, 1991, and Second Amendment to Crown Jewel Venture Agreement, effective
April 27, 1994 (collectively the "Venture Agreement").

	B.	Crown and Battle Mountain desire to terminate the
 Venture Agreement, and provide for a settlement of the liabilities of the Participants and for the distribution of Assets under the
Venture Agreement.

	THEREFORE, in consideration of the mutual covenants contained herein, Crown and Battle Mountain agree as follows:

TERMS

	1.	Termination of Venture Agreement.  Pursuant
 to the terms of this Agreement, Crown and Battle Mountain terminate the Venture Agreement as of the Effective Date. The parties hereto shall have no further obligations arising under the Venture Agreement.

2.	Disposition of Assets.

	a. 	Immediately following the execution of this
Agreement terminating the Venture Agreement, Battle Mountain shall execute and deliver the following:

	(i)	Deeds, in the form of Exhibits 1 and 2 hereto,
conveying to Crown Resources, Battle Mountain's interest in the property identified in Exhibit "A" thereto;

	(ii)	An Assignment and Agreement, in the form of
Exhibit 3 hereto, conveying to Crown Resources, Battle Mountain's interest in the leases and agreements identified in Exhibit "A" thereto; and

	(iii)	An Assignment and Bill of Sale, in the form of
 Exhibit 4 hereto, conveying to Crown, Battle Mountain's interest in the personal property identified in Exhibit "A" thereto. Crown shall take possession of such personal property, including the files and records, within thirty (30) days from the Effective Date. Battle Mountain may, in its sole discretion, retain for its own use or dispose of any such personal property that Crown fails to take possession of within thirty (30) days from the Effective Date.

		b.	Battle Mountain represents and warrants to
 Crown that there are no outstanding liens, claims, or amounts payable to third parties with respect to the Assets, other than (i) the
Reclamation obligations described in Section 4 below; and (ii) such annual filing fees, lease payments and other payments that become due after the Effective Date (including such fees or payments that accrued prior to the Effective Date, but are not yet due) as required to maintain ownership of unpatented Federal mining claims, real property leases, or other Assets.

3. Battle Mountain Royalty.

	a.	Concurrent with execution of this Agreement, Crown
shall execute a Royalty Deed in the form of Exhibit 5 hereto, conveying to Battle Mountain a royalty in gold and silver produced from the properties identified on Exhibit "A" to the Royalty Deed.

b. For a period of five years from the Effective Date, Crown shall have the option to purchase from Battle Mountain the royalty interest conveyed pursuant to Section 3(a), for the sum of $2,000,000.00 cash. Crown may exercise this option by providing written notice to Battle
Mountain of its intent to
 exercise the option and paying to Battle Mountain the purchase price in full, prior to the expiration of five years from the Effective Date.  Upon
Battle Mountain's
receipt of such payment by Crown, Battle Mountain shall deliver to Crown a Royalty
Reconveyance Deed in the form of Exhibit 6 hereto, conveying the royalty interest to
Crown.

4. Reclamation.

	a.	Battle Mountain agrees to reclaim or cause to be
reclaimed at its own cost, in accordance with applicable regulatory standards, the disturbance existing on the Properties as of the Effective Date and arising from Operations ("Existing Disturbance"), including conducting any monitoring required by the responsible regulatory agencies relating to that disturbance (the "Reclamation").
  Except as expressly set forth in this Section 4, Battle Mountain shall have no obligation to reclaim, remediate, or otherwise address any environmental conditions on the Properties or relating to Operations.

b.	Except as expressly set forth in Section 4(c), the timing,
manner, scope and method of the Reclamation shall be determined by Battle Mountain in its sole discretion, acting reasonably and in compliance with applicable laws and regulations, with the objectives to efficiently complete the Reclamation in a timely and cost-effective manner, and to obtain a full and complete release of Battle Mountain's financial sureties. Battle Mountain may, in its sole discretion, seek to obtain partial releases of the financial sureties as

Reclamation proceeds.

c.	On or before December 31, 2001, Crown shall notify Battle
Mountain in writing of any Existing Disturbance for which it desires to have Battle Mountain defer Reclamation. Such notice shall specifically identify the features and areas for which deferred Reclamation is desired. To the extent allowable under applicable law, regulations and regulatory authorizations, Battle Mountain will postpone the initiation of such identified Reclamation
("Deferred Reclamation") for a period of 18 months from the Effective Date (the "Deferral Period"). Unless Crown has obtained approval from the responsible agencies to fully assume such Deferred Reclamation and has obtained a full release of Battle Mountain's financial sureties relating to the Deferred Reclamation on or before that date, Battle Mountain shall thereafter complete the Deferred Reclamation necessary to obtain such a release in accordance with
Section 4(b). If, during the Deferral Period, Battle Mountain receives a notice or order from any agency, requesting it to complete any part of the Deferred Reclamation, or requesting additional sureties if the Deferred Reclamation is not initiated or completed, Battle Mountain shall promptly notify Crown, and Crown shall be given a reasonable time, consistent with the agency notice or order, to obtain written approval from the agency to postpone the Deferred Reclamation at no additional cost to Battle Mountain. If such written agency approval is not obtained, Battle Mountain may complete the subject Deferred Reclamation in accordance with Sections 4(a) and 4(b).


d.	For any Existing Disturbance other than Deferred Reclamation determined pursuant to Section 4(c), Battle Mountain will conduct the Reclamation in accordance with Sections 4(a) and 4(b).

e.	For purposes of this Agreement, Reclamation will be deemed to be completed as of the date that the responsible agencies release in full Battle Mountain's sureties intended to cover the Reclamation.

f.	Unless and until transferred to Crown, in accordance with
Section 8 below, none of the existing permits covering the Properties or Operations may be used for any new disturbance or activities by or on behalf of Crown. Under no circumstance shall any of the financial sureties listed on Exhibit 9 be used to cover any new disturbance or activities by or on behalf of Crown. Crown shall be solely responsible for obtaining the necessary permits and posting financial sureties for any subsequent disturbance or activities on the Properties, and for reclaiming any disturbance occurring after the Effective Date.
Any subsequent activities or disturbance shall not increase or affect the amount of the Reclamation to be conducted by Battle Mountain, nor delay the completion of the Reclamation. Until Reclamation is completed under this Section 4, Crown shall provide Battle Mountain with thirty (30) days advance written notice, prior to conducting any additional surface disturbing activities on the Properties.

5.	Right of Entry.  Until Reclamation is completed under
Section
4(e), Crown hereby grants to Battle Mountain, and its employees, affiliates, agents and contractors, a right to access and utilize the Properties for any purposes reasonably relating to completing the Reclamation and obtaining a full release of Battle Mountain's financial sureties. Until the Reclamation is completed, and the responsible agencies have released Battle Mountain's sureties in full,
 Crown, and its agents, employees, affiliates, contractors, partners, co-venturers and representatives shall conduct any activities on the Properties in a manner that will not materially interfere with or adversely affect Battle Mountain's Reclamation activities, including any monitoring that the responsible agencies require Battle Mountain to undertake. Unless inconsistent with regulatory requirements or orders, in which case reasonable notice consistent therewith shall be provided, Battle Mountain shall provide Crown with thirty (30) days advance written notice of its planned Reclamation activities on the Properties, and shall coordinate with Crown to avoid unreasonable interference with Crown's activities on the Properties. Battle Mountain's rights under this Section 5 shall not be affected by the conveyance instruments executed pursuant to Section 2 above.

6.	Final Settlement, Release and Indemnity.

	a.	Other than their respective obligations under this
Agreement, neither Battle Mountain nor Crown shall have any further obligations or liabilities to the other under or relating to the Venture Agreement or Assets. Notwithstanding the terms of the Venture Agreement, Crown shall be solely liable for any continuing obligations arising under or relating to the Venture Agreement or the Assets, whether accruing before or after the Effective Date; provided that Battle Mountain shall pay all required fees, lease payments and other payments with respect to the Properties that were due prior to the Effective Date, and all third party invoices for goods and services provided or conducted prior to the Effective Date, and for goods and services obtained by Battle Mountain after the Effective Date in connection with Reclamation or Battle Mountain's other activities on, or with respect to, the Properties. The conveyances prescribed by this Agreement constitute the final settlement of the distribution of all Assets, including the Properties. Fulfillment of the obligations set forth in this Agreement shall constitute full satisfaction of any and all obligations of Battle Mountain or Crown under the Venture Agreement.

b. Other than the rights and liabilities expressly set forth in this Agreement, Crown and Battle Mountain each waives any rights, claims, or liabilities against the other, and covenants not to sue the other for any rights, claims, or liabilities, arising under, or relating to the Venture Agreement, Operations, the Assets, or the Properties, and releases the other from any and all obligations or liabilities arising under or relating to the Venture Agreement, Operations, the Assets, or the Properties, whether known or unknown, notwithstanding any provisions in the Venture Agreement. Except as provided in Section 4 of this Agreement, Crown assumes any obligations or liabilities relating to environmental conditions on or relating to the Properties or Operations, whether known or unknown, and whether existing or hereafter occurring, and waives any rights, claims or liabilities against Battle Mountain and releases
 Battle Mountain from any such obligations or liabilities.

		c.	Except for Battle Mountain's obligation to
complete the Reclamation under Section 4 of this Agreement, Crown shall indemnify and hold harmless Battle Mountain, its affiliates and successors, and their respective officers, directors, agents, and employees from and against all loss, costs, penalties, expense, damage and liability (including, without limitation, loss due to injury or death, reasonable attorneys fees, and experts' fees) arising out of, or relating to, any claim or cause of action relating in any way to conditions or activities (including Operations) on or in connection with the Properties or the Venture Agreement, whether relating to previous, existing, or subsequent activities or conditions, and whether known or unknown, including, but not limited to, any environmental conditions on, or relating to, the Properties. The indemnity provided under this
Section 6(c) shall not apply to any claims for personal injury relating to or arising from activities or events occurring prior to the Effective Date.

	7.	Pending Litigation.  The parties acknowledge that the judicial matters identified on Exhibit 7 hereto are currently pending. Battle Mountain may, at its sole discretion and own cost, take whatever steps it deems appropriate to terminate, withdraw from, or settle these matters. Neither Crown nor Battle Mountain shall have any obligation to pursue or defend any judicial or administrative proceeding, currently pending or hereafter arising, relating to or arising from the Venture Agreement, the Assets, including the Properties, or any Operations, including, but not limited to the Protest filed by Okanogan Highlands
 Alliance et al. with the Bureau of Land Management on May 30, 2000, challenging Patent
Application No. OR 49312 WA.

	8.	Permits and Applications.  To the extent allowed by law, Battle Mountain shall reasonably cooperate with Crown to transfer to Crown the permits and applications identified on
 Exhibit 8 hereto, provided that:  (i) the issuing agency provides written confirmation
 that Battle
Mountain is released from all obligations or liabilities under such permit, and (ii)
 such transfer
 does not delay or otherwise adversely affect Battle Mountain's ability to obtain
a full release of
 the sureties identified on Exhibit 9 hereto.  Battle Mountain may, in its sole discretion and at its
sole cost, take whatever steps it deems appropriate to terminate, cancel or withdraw any other
applications, permits, approvals or other authorizations relating to the Assets or Operations.
Battle Mountain shall have no obligation to take any actions to apply for, pursue, or maintain
any permits or other government authorizations relating to Operations or
Assets, including the
Properties.

9. Financial Sureties. Subject to Section 4(c), which relates only to the $500,000.00 currently held by the United States Forest Service, and notwithstanding
Section 8 above,
Battle Mountain may, in its sole discretion and at its own cost, take whatever steps are appropriate to obtain a release of the financial sureties identified on Exhibit 9
hereto,
including, but not limited to, termination of any permits or government approvals requiring such financial sureties.

10. Memorandum. Concurrent with execution of this Agreement, the parties shall execute a memorandum in the form attached hereto as Exhibit 10.

11. Recording. Upon execution of the instruments and documents identified in Sections 2, 3 and 10 of this Agreement, the parties shall promptly record the following instruments and documents in the records of Okanogan County, in the following order: (i) Memorandum of Agreement (Exhibit 10);
(ii) Deeds (Exhibits 1 and 2); (iii) Assignment and Agreement
(Exhibit 3); and (iv)
Royalty Deed (Exhibit 5).
 Crown shall, at or prior to the time of recording, execute the necessary affidavit or notice, pursuant to
RCW 84.34, to continue the current classification of the fee lands identified on
Exhibit "A" to the Deed
attached hereto as Exhibit 1. Crown agrees to pay any taxes, interest or penalties arising from the
 failure to execute such documents or any change in the use classification of those lands.

12. Access to Files. Upon reasonable notice, Crown shall allow Battle Mountain access to review, and copy at Battle Mountain's own cost, all files, documents and records transferred or assigned to Crown pursuant to this Agreement, provided that Battle Mountain shall no longer have
a proprietary interest in such information.  Unless otherwise required by law,
 Battle Mountain
shall keep all such information confidential and shall not disclose such information to any third party without the prior written approval of Crown.

13. Non-Compete Covenant.  For a period of 24 months after the Effective
 Date,
Battle Mountain shall not directly or indirectly acquire any interest in the Properties. If Battle
Mountain breaches this Section 13, it shall be obligated to offer to convey to Crown, without cost, any such property or interest so acquired. Such offer shall be made in writing and can be by Crown in writing at any time within 45 days after it has received such offer.

14. Highland Lease.  The parties have agreed that Battle Mountain may, prior to the
Effective Date, terminate that Lease and Purchase Option dated effective November 28, 1983 between Highland Mining Co. and Minvent Partnership, for which a Notice of Mining Lease
was recorded March 29, 1984 in Book 51, Page 1077, for which a ratification was recorded
October 30, 1990 in Book 89, Page 682, and for which an additional ratification and clarification was recorded May 7, 1996, in Book 143, Page 1569, of the real property records of Okanogan
 .

15. Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof.

16. Assignability. This Agreement may be assigned by any party upon the written consent of the other parties, which consent shall not be unreasonably withheld. This
Agreement shall be
binding upon and inure to the benefit of the respective successors and permitted assigns of the parties.

17. No Implied Covenants. Except for the implied covenants of good faith and fair dealing, there shall be no implied covenants under this Agreement.

18. Notices. All notices, payments and other required communications ("Notices") to the parties shall be in writing, and shall be addressed respectively as follows:

Battle Mountain:		Battle Mountain Gold Company
							1700 Lincoln Street, Suite 2800
							Denver, CO  80203
							Attn:  Legal Department
							Fax:  (303) 837-6007

261:   Crown:				Crown Resources Corporation
							4251 Kipling Street, Suite 3901
							Wheat Ridge, CO  80033
							Attn:  President
							Fax:  (303) 295-2249

All Notices shall be given (i) by personal delivery to the party, or (ii)
 by electronic c
ommunication, with a confirmation sent by registered or certified mail, return receipt requested, or (iii) by registered or certified mail, return receipt requested. All Notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery, f delivered during normal business hours, and if not delivered during normal business hours, on the next business
day following delivery, (ii) if by electronic communication, on the next business day following receipt of the electronic communication, and (iii) if solely by mail, on the next
business day after
actual receipt. A party may change its address from time to time by written notice to the other party.

19. Modification. No modification of this Agreement shall be valid unless made in writing and executed by the parties hereto.

20. Waiver. No waiver of any provision of this Agreement, or waiver of any breach of this
Agreement, shall be effective unless the waiver is in writing and is signed by the party against whom the waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other or subsequent breach.

21. Definitions. As used in this Agreement, the terms "Assets," "Operations," "Participants"
and "Properties" shall have the meanings ascribed to them  in the Venture
 Agreement.

22. Further Assurances. Crown and Battle Mountain agree to take such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

23. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado, without giving effect to the principles of
 conflicts of law of
such state.

24. Press Releases. None of the parties to this Agreement, nor their agents, employees or representatives, shall issue any press release relating to, or referencing this Agreement without the prior consent of the other party, which consent shall not be unreasonably withheld.

CROWN RESOURCES CORPORATION


By:_________________________________
	Title:_________________________






CROWN RESOURCE CORP. OF COLORADO


					By:_________________________________
						Title:_________________________



					GOLD TEXAS RESOURCES U.S., INC.


					By:________________________________
						Title:________________________



					BATTLE MOUNTAIN GOLD COMPANY


					By:_________________________________
						Title:_________________________




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